Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	July 19, 2010
Butler National Retains Corporate Strategy Firm To Leverage New Growth Opportunities and Build Awareness

OLATHE, KANSAS, July 19, 2010, - Butler National Corporation (OTC Bulletin Board BUKS), a leading manufacturer and provider of support systems for "Classic" commercial and military aircraft and a recognized provider of professional management services in the gaming industry, announces that it has retained Humanity Worldwide Capital Group to assist in the development of a long-term growth strategy to better leverage projected future growth. A New York-based corporate consulting group, Humanity specializes in small-cap publicly traded companies and is led by former senior executives from Deloitte & Touche Consulting Group and Ogilvy & Mather.

Clark D. Stewart, CEO of Butler National said, "We believe that we are entering a period of expansion and we are confident this new strategic partnership may help us achieve our corporate growth objectives and build awareness in the investor community." Lou Albert Rodriguez, Managing Partner at Humanity added, "We have helped small-cap companies like Pacific Asia Petroleum (now CAMAC Energy Inc. (CAK)) transition from the OTC to the NYSE by implementing a corporate strategy that is highly focused and highly valued by existing shareholders, new investors and institutions." Butler National will also launch a new investor awareness campaign that will begin this fall with an initial focus on major markets in the Midwest regional states.

Butler National Corporation - About Us

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services. For more information, visit www.butlernational.com.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

Humanity Worldwide Capital Group - About Us

Humanity Worldwide Capital Group is a consulting and advisory firm focused on publicly-listed small cap companies in the US and emerging markets around the world including Asia, Africa, and South America. We provide a unique combination of services that together increase share price for our clients. This combination includes corporate strategy, growth strategy, strategic acquisition advisory services, corporate communications, and investor relations. Our clients have increased their share price by 500%, 600%, and more. For more information, visit www.humanityworldwide.com.

FOR MORE INFORMATION, CONTACT:
Humanity Worldwide Capital Group Lou Albert Rodriguez lou.albert@humanityworldwide.com www.humanityworldwide.com Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (914) 479-9060 Ph (830) 669-2466
THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.